Exhibit 99.1
Crescent Energy Company Announces Public Offering of Class A Common Stock
December 3, 2024
HOUSTON --(BUSINESS WIRE)-- Crescent Energy Company (“Crescent” or the “Company”) (NYSE: CRGY) today announced the commencement of an underwritten public offering of 18,000,000 shares of its Class A common stock, par value $0.0001 per share (“Class A common stock”), pursuant to an effective shelf registration statement on Form S-3 (the “Registration Statement”) filed previously with the U.S. Securities and Exchange Commission (the “SEC”).
The Company intends to use the net proceeds it receives from the offering to fund a portion of the cash consideration for its recently announced acquisition of Ridgemar (Eagle Ford) LLC (the “Ridgemar Acquisition”), which is expected to close in the first quarter of 2025, subject to customary closing conditions and regulatory approvals. The Ridgemar Acquisition is not contingent upon the completion of this offering and this offering is not contingent upon the completion of the Ridgemar Acquisition. If the Ridgemar Acquisition is not completed, the proceeds of this offering will be used to reduce the borrowings outstanding under our revolving credit facility or for general corporate purposes.
The Company expects to grant the underwriters a 30-day option to purchase up to an additional 2,700,000 shares of Class A common stock at the public offering price, less the underwriting discounts and commissions.
Wells Fargo Securities, LLC, KKR Capital Markets LLC, Raymond James & Associates, Inc. and Evercore Group L.L.C. are serving as joint book-running managers for the offering. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.
The proposed offering will be made only by means of a prospectus and a prospectus supplement. Copies of the preliminary prospectus supplement and accompanying base prospectus relating to the offering and final prospectus supplement, when available, may be obtained from: Wells Fargo Securities, LLC, 90 South 7th Street, 5th Floor, Minneapolis, MN 55402, at 800-645-3751 (option #5) or email a request to WFScustomerservice@wellsfargo.com, KKR Capital Markets LLC, 30 Hudson Yards, New York, New York 10001 or by telephone at (212) 750-8300, Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, FL 33716, by telephone at (800) 248-8863 or by email at prospectus@raymondjames.com, or Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, 35th Floor, New York, New York 10055, by telephone at 888-474-0200 or by email at ecm.prospectus@evercore.com, or by accessing the SEC’s website at www.sec.gov.
The offering is being conducted pursuant to the Registration Statement, previously filed with the SEC on March 6, 2024 that became effective upon filing, and corresponding prospectus. A preliminary prospectus supplement thereto has been filed with the SEC. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the shares of Class A common stock or any other securities, nor shall there be any sale of such shares of Class A common stock or any other securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.
About Crescent Energy Company
Crescent Energy Company is a U.S. energy company with a portfolio of assets concentrated in Texas and the Rockies.
Cautionary Note Regarding Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. These forward-looking statements include any statements regarding the proposed offering of Class A common stock and the Ridgemar Acquisition. These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” and similar terms and phrases. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth in the Company’s filings with the SEC, including the Registration Statement and the prospectus supplement relating to this offering, its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and its subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors,” as may be updated from time to time in the Company’s periodic filings with the SEC. Any forward-looking statement in this press release speaks only as of the date of this release. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.
IR@crescentenergyco.com
Source: Crescent Energy Company